                                                                   Exhibit 10.33

CONFIDENTIAL TREATMENT        **Confidential treatment has been requested with
HAS BEEN REQUESTED FOR        respect to the information contained within the
CERTAIN PORTIONS OF THIS      "[**]" markings. Such marked portions have been
DOCUMENT                      omitted from this filing and have been filed
                              separately with the Securities and Exchange
                              Commission.


                              eCommerce Agreement
                                    Between
                        Snowball.com and JobDirect.com

     This eCommerce and Content Agreement (this "Agreement") is made as of February 29, 2000 (the "Effective Date"), by and between Snowball.com, Inc., a Delaware corporation with principal offices at 250 Executive Park Boulevard, Suite 4000, San Francisco, CA 94134 ("Snowball") and JobDirect.com, Inc., a Delaware corporation with principal offices at 201 Summer Street, Stamford, CT 06901 ("JobDirect").


                                  Background

     Snowball owns and operates four networks of interrelated web sites: the "IGN Network," featuring editorial content about games, movies, tv, science fiction, and entertainment issues for young men (the hub site for which is located at www.ign.com), the "ChickClick Network," featuring editorial content targeted at young women (the hub site for which is located at www.ChickClick.com), the "Power Students Network," and the "Inside Guide Network," two networks featuring content targeted at college students (the hub sites for which are located at www.Powerstudents.com and www.InsideGuide.com). The IGN, ChickClick, Power Students, and Inside Guide Networks are collectively referred to in this Agreement as the "Snowball Network(s)." The Snowball Network sites offer links to a number of affiliated sites that provide related content (the "Snowball Affiliate Sites").

     JobDirect provides content and services designed to help college students and recent graduates find internships, part time jobs, and full time positions, including a resume and job posting search engine that helps link job seekers with JobDirect's list of hiring companies and organizations. JobDirect's content and services are accessible through its World Wide Web site located at www.JobDirect.com (the "JobDirect.com Site").

     JobDirect wishes to be the exclusive job search/listings partner on the Snowball Networks and to have links established from the Snowball Network hub sites to the JobDirect.com Site. Snowball has agreed to establish those links and co-branded pages on the Snowball Network hub sites and to jointly develop with JobDirect and implement a co-branded career section available from each of the Snowball Network hub sites (the "Career Center").

     Now Therefore, the parties agree as follows:

1.   Exclusivity.  Subject to the terms and conditions of this Agreement,
     -----------
Snowball will identify JobDirect as Snowball's exclusive provider of job search/listings on all of the Snowball Networks, provided, however, that (1) Snowball may continue meeting any contractual obligations to advertisers, sponsors, partners, and affiliates that it has undertaken prior to the Effective Date, including obligations to any job listings affiliates, for the term of any such contracts, provided that Snowball has disclosed the terms and effective dates of any such contractual obligations in writing to JobDirect.com prior to the Effective Date of this Agreement and (2) that nothing in this Agreement will prevent Snowball from accepting additional career related affiliates so long as those affiliates are not among the entities listed on Schedule A attached hereto, or from placing banner and button advertisements and sponsorships from competing career and job listings sites on the Snowball Networks so long as the total number of monthly impressions from any one such competing career and job listing sites for such banner and button advertisements and sponsorships does not exceed [**] of the total number of monthly impressions delivered for JobDirect.com. Said total is defined as the aggregate of monthly banner impressions, button impressions and portal link impressions delivered under the Agreement. No such competing button or banner advertisements will appear in the co-branded Career Center. The exclusivity obligation set forth in this section will not apply to Snowball Affiliate Sites.

2.   Promotion and eCommerce.  Subject to the terms and conditions of this
     -----------------------
Agreement, the parties will use commercially reasonable efforts to cooperate and work together to bring each of the elements of the promotional program set forth in this Section 2 on line on their respective web sites by March 15, 2000 (the "Launch Date"). The parties acknowledge that despite their commercially reasonable efforts, some elements of the program set forth in this Section 2 may not be on line by the Launch Date, and agree that if both parties have used commercially reasonable efforts to meet the Launch Date, it will not be a breach of this Agreement that not every element is on line by the Launch Date. The parties further agree that after the Launch Date the parties will continue to use commercially reasonably efforts to bring each remaining element on line as soon as practicable thereafter.

     2.1  Registration.
          ------------

          (a)  New Registrations.  Snowball will make available to each user
               -----------------
who is no less than 20 years old registering with a Snowball Network the simultaneous opportunity of an "opt out" registration for JobDirect.com. For purposes of this paragraph, "opt out" registration means an automatic functionality for dual registration of the user on both the Snowball Network and on JobDirect.com unless the user opts, using an offered functional indicator, not to register with JobDirect.com.

          (b)  Existing Registered Users.  Within the first month after the
               -------------------------
Career Section goes live on line, Snowball will send each Snowball Network user who is no less than 20 years old and registered as of the Effective Date (estimated at 900,000) an email message describing JobDirect.com's various offers and services, as well as informing them of the relationship between Snowball and JobDirect.com under this Agreement. Such email message will include a link allowing users to add their email addresses to the JobDirect.com database of Snowball Network users.

          (c)  Registrant: As used herein, a "Registrant" means any user of
               ----------
JobDirect.com who satisfies each of the following conditions: (i) user is not less than 20 years of age, (ii) such user is not already a registered user with JobDirect.com, (iii) such user accesses JobDirect.com through any link or registration process on a Snowball Network site, as set forth in Section 2.1 (a) and (b) above, and (iv) such user registers with JobDirect.com in a manner consistent with JobDirect.com business practice, such registration to include the user's name, address, email address, age, graduation date, school and academic major.


**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

          (d)  Reporting.  Snowball will provide to JobDirect a monthly report
               ---------
of all registration data for each Snowball Network user who registers in that month with JobDirect through the "opt out" registration described above.


     2.2  "My Page" Integration.
           --------------------

          (a)  New Users.  Snowball will integrate content and/or links, the
               ---------
extent and placement of which Snowball shall determine at its sole discretion, from the Career Center into Snowball's customizable "My Page" sections developed for new users. Snowball will work with JobDirect to find ways to provide custom content from JobDirect to Snowball Network users through their customized "My Page" sections.

          (b)  Existing Users.  For existing registered Snowball Network users,
               --------------
Snowball will include a JobDirect.com listing in the "My Page" profile update page, permitting users to choose to receive content and/or links from the Career Center on their custom "My Page" sections within Snowball.com.

     2.3  Co-Branded Career Center.  Snowball and JobDirect will work together
          ------------------------
to develop a co-branded Career Center to be hosted and served by Snowball and linked from each of the Snowball Networks. The Career Center will be promoted throughout the Snowball Networks by navigational links placed prominently in each Snowball Network site, enabling users to access the Career Center through each such link. JobDirect's job search engine will be prominently linked to each page within the Career Center. The Career Center will include content to be provided by both Snowball and JobDirect.com, including descriptions of the various career, resume, and job posting services offered by JobDirect.com, and will include links out from the Career Center to the JobDirect.com Site, through which users will be able to access additional JobDirect content and services. Snowball Network users accessing JobDirect.com through links from the Snowball Networks will be followed throughout each session by a co-branded navigation bar and frame. The look and feel, as well as the specific functionalities of the Career Center, will be developed jointly by the parties and subject to the agreement of both parties, which agreement will not be unreasonably withheld. Subject to the limitations set forth in Section 1, Snowball will have sole control over all advertising, banners, and other promotional placements appearing in the co-branded Career Center and anywhere within the Snowball Networks, and will retain all revenue generated from any such advertising, banners, and other promotional placements. JobDirect.com agrees to continue working with Snowball throughout the term of this Agreement to develop and provide new and updated content and services for the Career Center. Pursuant to this Section, JobDirect.com shall only be obligated to use commercially reasonable efforts to provide (i) the job search application currently present in the Jobdirect.com site, (ii) content, and (iii) advisory services. JobDirect.com shall not be obligated to provide for or reimburse Snowball for any third-party expenses relating to such development. Snowball will provide JobDirect.com with statistics pertaining to the use of the "Career Poll" feature of the Career Center.

     2.4  Snowball Network Advertising, Links, and e-Mail Promotions.
          ----------------------------------------------------------

          (a)  Banner Impressions.  Snowball will guarantee [**] banner
               ------------------
impressions promoting JobDirect.com on Snowball Network pages each month during


**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

the term of this Agreement, with such impressions to have a configuration of 468 x 60 pixels.

          (b)  Button Impressions.  Snowball will guarantee [**] button
               ------------------
impressions promoting JobDirect.com on Snowball Network pages each month during the term of this Agreement, with each such impression to have a configuration of 144 x 50 pixels or 120 x 60 pixels.

          (c)  Portal Link.  During the term of this Agreement, Snowball will
               -----------
provide a link to the Career Center on Snowball's "Affiliate Commerce Portal." Snowball will use commercially reasonable efforts to encourage Snowball affiliates to place on their Snowball Affiliate Sites (guaranteed to provide [**] impressions per month).

          (d)  Navigation Bar Link Impressions.  Snowball will incorporate a
               -------------------------------
button or link promoting the Career Center into the navigation bar on Snowball Network hub site pages (estimated to deliver [**] impressions per month).

          (e)  Snowball e-Mail Promotions.  JobDirect.com will receive a
               --------------------------
standard size (315 text based characters including the URL on ChickClick; 8 lines or less including the URL on PowerStudents; 30 to 50 words including the URL on IGN.) advertisement in e-mails sent by Snowball each month to users registered on the Snowball Network hub sites and Affiliates and through their relationship with Hotmail, which Snowball will guarantee to deliver at least [**] emails per month across all Snowball Network hub sites combined.

          (f)  Career Polls. Snowball will develop and promote a career-oriented
               ------------
opinion poll [**]. These career polls will focus on current events affecting Snowball users. These career polls, which will be called "JobDirect.com Career Polls," will appear within the Career Center. The polls will provide immediate feedback after a vote has been submitted, allowing users to see where their opinions fall within the greater community. The JobDirect.com logo will be placed within the top area of each career poll.

          (g)  Sole Remedy for any Deficiency. For those impressions for which a
               ------------------------------
set number of impressions are guaranteed to be delivered each month ("Guaranteed Impressions"), if in any given month that number of impressions is not delivered, then Snowball's sole obligation and JobDirect.com's sole and exclusive remedy will be for Snowball to deliver any deficiency by no later than forty-five (45) days after this Agreement terminates in accordance with Section 9.1.

     2.5  JobDirect Links to Snowball.com.   JobDirect.com will include buttons
          -------------------------------
and or links on its pages accessed through the Snowball Network enabling visitors to the JobDirect.com Site who accessed that site through a link from a Snowball Network site to link back to the page on the Snowball Network site from which they accessed the JobDirect.com Site.


**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

3.   Additional Marketing Opportunities.
     ----------------------------------

3.1  Snowball Promotions.  During the term of this agreement, with respect to
     -------------------
any proposed Snowball on-line and off-line career placement and job search/listing related marketing programs and promotional events, Snowball will provide JobDirect.com with a right of first negotiation such that (a) JobDirect.com will be provided with reasonable advanced notice of its intent to develop any such program or event (such notice not to be less than thirty (30) days in advance of the introduction of such program or event and such notice to be delivered to JobDirect.com prior to delivery of any such notice to any other person or entity) and (b) Snowball will negotiate in good faith exclusively with JobDirect.com for career placement and job search/listings participation in such event for a period of 15 days following delivery of such notice to allow JobDirect.com a reasonable opportunity to participate in such program or event as the exclusive career placement and job search/listings service provider on commercially reasonable terms.

     3.2  JobDirect Promotions.  During the term of this agreement, with respect
          --------------------
to any proposed JobDirect on-line and off-line career related marketing programs and promotional events, JobDirect.com will provide Snowball with reasonable advance notice of its intent to develop any such program or event and will negotiate in good faith with Snowball to allow Snowball an opportunity to participate in such program or event in the same manner of services as provided herein on commercially reasonable terms.

     3.3  Snowball.com Press Releases.  Snowball agrees to submit to JobDirect
          ---------------------------
all press releases, disclosures, filings, notices and other matters ("Publicity Matters") wherein JobDirect.com's name or proprietary marks are mentioned, or where language is used from which the relationship between Snowball and JobDirect.com could be inferred, and further agrees not to publish or use any such Publicity Matter without JobDirect.com's prior written consent. Subject to the foregoing, within thirty (30) days of the Effective Date, Snowball will distribute a press release announcing the relationship between Snowball and JobDirect and not any other Snowball activities.

     3.4  JobDirect.com Press Releases.  JobDirect.com agrees to submit to
          ----------------------------
Snowball all Publicity Matters wherein Snowball's name or proprietary marks are mentioned, or where language is used from which the relationship between JobDirect.com and Snowball could be inferred, and further agrees not to publish or use any such publicity without Snowball's prior written consent. Subject to the foregoing, within thirty (30) days of the Effective Date, JobDirect will distribute a press release announcing the relationship between JobDirect.com and Snowball.

4.  Organizational Support.  Snowball will allocate resources and use
    ----------------------
commercially reasonable efforts to provide competent and effective administrative and technical support to encourage Snowball Network users to receive JobDirect.com content and services. Snowball will assign a dedicated account team.

Such account team will include at least one full time Snowball employee (dedicated solely to the matters described herein), an account manager and coordinator (one of which may be such full time employee). Such persons will (i) monitor the viewing and use of JobDirect.com content and services through the career center and links from Snowball Network Sites, and (ii) attend monthly meetings and quarterly reviews, to be mutually scheduled by the parties, to discuss the effectiveness of the relationship established by this Agreement.

5.   Compensation.
     ------------

     5.1  Participation Fee.  JobDirect.com will pay Snowball a one-time, non-
          -----------------
refundable participation fee of [**], which shall be due and payable as follows:
[**] after the Launch Date (as defined in Section 2), due and payable in [**] installments payable on the dates and in the amounts set forth in the attached Schedule B; and [**] period, due and payable in [**] monthly payments payable on the dates and in the amounts set forth on the attached Schedule B. JobDirect.com will not be obligated to pay the [**] fee for the [**] period if it properly exercises its right to termination under Section 9.2. Payments will be made in U.S. Dollars. Payments not made when due will bear interest at the rate of [**] per month on the unpaid balance, or the highest rate permitted by applicable laws, whichever is lower.

     5.2  Qualified Registrant Bounty Fee.  JobDirect.com will pay Snowball a
          -------------------------------
new qualified registrant bounty fee, due and payable within thirty (30) days of the [**] of the Launch Date, which shall be calculated as set forth in Exhibit
A. Payments will be made in U.S. Dollars. Payments not made when due will bear interest at the rate of [**] per month on the unpaid balance, or the highest rate permitted by applicable laws, whichever is lower.

     5.3  Records and Audit Rights.  JobDirect.com will keep records of all new
          ------------------------
registrants who register with JobDirect.com upon linking through to JobDirect.com from the Career Center or any Snowball Network site for a period of three (3) years after such registration. At Snowball's expense, an independent certified public accountant selected by Snowball and reasonably acceptable to JobDirect.com may, no more than twice per year and upon at least twenty-four (24) hours notice, inspect such records during normal business hours.

     5.4  Reporting.  During the term of this Agreement, JobDirect.com will,
          ---------
within ten (10) days of the end of each month, provide monthly reports to Snowball setting forth all relevant data regarding the number of visitors who
(1) access JobDirect.com through links in the Career Center or on any Snowball Network site, and (2) who "register with" JobDirect.com either through the "opt out" registration procedure described in Section 2.1 of this Agreement or after accessing JobDirect.com through any such links. For

** Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and exchange Commission.

purposes of this agreement, a visitor will be deemed to have "registered with" JobDirect.com if that person completes a JobDirect.com user profile, either through the "opt out" registration or after linking from a Snowball Network site, and provides JobDirect.com accurate data in the following categories (the "Registration Data"):

          Name:
          Address:
          e-mail:
          Age:
          Graduation Date:
          Major:
          School:

Snowball will provide JobDirect with monthly reports, verified, at JobDirect.com's request, through an independent verification system mutually acceptable to the parties (i.e., NetGravity), within ten (10) days of the end of each month setting forth all relevant data regarding the number of visitors to the Career Center, other data Snowball regularly collects concerning user activity within the Career Center, and the number of users registering with JobDirect.com through the "opt out" registration described in Section 2.1 of this Agreement.

6.   Licenses, Other Proprietary Rights and Related Matters.  Subject to the
     ------------------------------------------------------
terms and conditions of this Agreement:

     6.1  JobDirect.com Content License.  JobDirect hereby grants to Snowball a
          -----------------------------
nonexclusive, nontransferable license (without the right to sublicense) to copy and publicly display on the Snowball Networks content provided by JobDirect.com ("JobDirect.com Content") solely to promote JobDirect.com and its site and otherwise perform this Agreement. Snowball may reformat the JobDirect.com Content for the purpose of incorporating it into the Snowball Network sites (but will not acquire any ownership of such reformatted JobDirect.com Content). Snowball will not modify, use, copy or distribute the JobDirect.com Content, except as expressly provided in this Agreement.
Snowball will at all times use the JobDirect.com Content in a manner that is of the quality and standards approved by JobDirect.com. Snowball agrees that it will not use the JobDirect.com Content in any manner which reflects negatively on or adversely affects JobDirect.com. Snowball shall notify JobDirect.com in writing of any observed failure to maintain the quality associated with the JobDirect.com Content.

     6.2  Snowball Trademark License.  Snowball hereby grants JobDirect a
          --------------------------
nonexclusive, revocable, worldwide license to use any Snowball trademarks, service marks and logos that are provided to it by Snowball ("Snowball Marks") solely in conjunction with the links, navigation bars, frames, and co-branded environment described in this Agreement. Any use of the Snowball Marks must comply with Snowball's approvals, requirements and any trademark guidelines communicated by Snowball. Any such use will inure to Snowball's benefit. Nothing contained in this Agreement gives JobDirect.com any right, title or interest in the Snowball Marks or goodwill therein and thereto, except as expressly provided in this section. JobDirect will not take any action inconsistent with the Snowball's ownership rights. JobDirect will cease all use and display of the Snowball Marks upon written notice from Snowball and, in any event, upon termination of this Agreement.

     6.3  JobDirect.com Trademark License.  JobDirect hereby grants Snowball a
          -------------------------------
nonexclusive, revocable, worldwide license to use JobDirect's trademarks, service marks and logos that are provided to it by Snowball ("JobDirect.com Marks") solely in conjunction with the links, navigation bars, frames, and co-branded environment described in this Agreement. Any use of the JobDirect.com Marks must comply with JobDirect.com's approvals, requirements and any trademark guidelines communicated by JobDirect.com. Any such use and will inure to JobDirect's benefit. Nothing contained in this Agreement gives Snowball any right, title or interest in the JobDirect.com Marks or goodwill therein and thereto, except as expressly provided in this section. Snowball will not take any action inconsistent with JobDirect.com's ownership rights. Snowball will cease all use and display of the JobDirect.com Marks upon written notice from JobDirect.com and, in any event, upon termination of this Agreement. Snowball agrees that it will not use the JobDirect.com Marks in a manner which reflects negatively on or adversely affects JobDirect.com. Snowball shall notify JobDirect.com in writing of any observed failure to maintain the quality associated with the JobDirect.com Marks.

     6.4  Ownership.  Subject to the rights expressly granted in this Agreement,
          ---------
Snowball will retain all right, title and interest in and to the Snowball Networks and (and all related sites), the Snowball Marks and any content created by Snowball for display in the Career Center ("Snowball Property"). JobDirect.com will retain all right title and interest in and to the JobDirect.com Site, the JobDirect.com Marks and the JobDirect.com Content, any content created by JobDirect.com for display in the Career Center and any Career Center intellectual property (other than Snowball Property) stored on the JobDirect.com server. Notwithstanding anything contained in this Section 6.4 to the contrary, JobDirect.com shall be given unlimited access to all data collected pursuant to the "JobDirect Career Survey" feature of the Career Center (or any similar feature of the Career Center), JobDirect.com shall have an unrestricted license to use such data in any manner, except as limited elsewhere in this Agreement and JobDirect.com shall have an unrestricted right to provide links from any JobDirect.com site to such data and such feature.

     6.5  Snowball Discretion.  Unless expressly provided in this Agreement, the
          -------------------
form, format and position of any JobDirect.com link or advertisement described in this Agreement, and date of placement, will be determined by Snowball in its discretion. Snowball may, upon written notice to JobDirect.com, reject any content provided by JobDirect under this Agreement if it fails to comply with Snowball's reasonable requirements or is otherwise inappropriate for the users of the Snowball Network sites. Nothing in this Agreement will be construed to limit Snowball's right to modify any of the content or any aspect of structure of the Snowball Network sites, or to rename or reposition the Snowball Network sites, in its discretion; provided that, in the event any such change affects Snowball's ability to perform any obligation described in this Agreement, Snowball will provide reasonable alternative performance. Within the co-branded Career Center, all visual modifications will be mutually agreed to. Nothing contained in this Section 6.5 shall limit or otherwise modify the obligations of Snowball set forth in Section 2.

     6.6  JobDirect.com Site Information.  JobDirect will provide Snowball with
          ------------------------------
any information reasonably required to implement links from the Snowball Networks to the JobDirect.com Site. JobDirect.com will give Snowball reasonable advance notice in the event JobDirect.com changes its universal record locator
(URL) for the JobDirect.com Site.

7.   Confidential Information.
     ------------------------

     7.1  Obligations.  Each party ("Receiving Party") agrees to treat as
          -----------
confidential all proprietary information disclosed to it by the other party ("Disclosing Party") including marketing information, customer data, any data described herein and the terms of this Agreement ("Confidential Information"). Receiving Party agrees not to publish or disclose the Disclosing Party's Confidential Information to others except to those employees and subcontractors to whom disclosure is necessary in order to carry out the purposes of this Agreement. All tangible materials embodying such Confidential Information will remain the sole property of Disclosing Party and will be delivered to Disclosing Party by Receiving Party upon Disclosing Party's request. Receiving Party will inform all its employees and subcontractors who receive Confidential Information of the confidential nature of such Confidential information and of their obligation to keep same confidential and not to use it other than as permitted hereunder.

     7.2  Exceptions.  Neither party will have any obligation with respect to
          ----------
any Confidential Information which: (1) was rightfully known to Receiving Party prior to receipt of such Confidential Information from Disclosing Party; (2) is lawfully obtained by Receiving Party from a third party under no obligation of confidentiality; (3) is or becomes generally known or available without any act or failure to act by Receiving Party; (d) is developed independently by Receiving Party. Either party may disclose the Confidential Information of the Disclosing Party if required by court order or legal requirement and the party subject to the order has given the other party a reasonable opportunity (and has cooperated fully) to contest or limit the scope of such required disclosure (including application for a protective order).

8.   User Data.
     ---------

     8.1  Ownership.  Subject to the restrictions in this section and any rights
          ---------
to use the applicable data granted under this Agreement, Snowball will own Snowball Network user registration data, and JobDirect.com will own JobDirect.com user registration data.

     8.2  Treatment of Individually Identifiable User Data.  Neither party will
          ------------------------------------------------
sell, disclose, transfer, or rent any user data obtained by it from the other party which data identifies, or can be used to identify, a specific individual ("Individually Identifiable User Data") to any third party or use any Individually Identifiable User Data on behalf of any third party, without the express permission of the applicable user specifically approving such use. Snowball and JobDirect.com will only use Individually Identifiable User Data in accordance with the Terms of Service and Privacy Policy posted on the Snowball Network sites, as they may be amended from time to time by Snowball. Snowball acknowledges and agrees that any user collected by JobDirect.com or through links from or activities related to the Career Center other than the Registrant Data shall be the sole property of JobDirect.com and Snowball shall have no rights with respect to such data. In those cases where permission for disclosure of Individually Identifiable User Data has been obtained from the applicable user, each party will use all reasonable efforts to implement an "opt out" feature on its own behalf, and an include and enforce through its agreements with third parties a requirement for the inclusion of an "opt out" feature in all e-mail communications generated by, or on behalf of, third party users of the Individually Identifiable User Data; provided, however, that nothing contained in this section shall obligate JobDirect.com to provide or cause to be provided to Snowball any Individually Identifiable User Data other than the Registration Data.

     8.3  Aggregate Data.  Notwithstanding the restrictions above, the parties
          --------------
retain the right to use, sell, disclose, transfer, or rent any user data as long as such user data is in an aggregate form that does not include any Individually Identifiable User Data.

9.   Term and Termination.
     --------------------

     9.1  Term.  This Agreement will commence on the Effective Date and remain
          ----
in effect for a period of [**] after the Launch Date (as defined in Section 2) (the "Initial Term"), unless terminated earlier under this Section 9. Commencing [**] prior to the last day of the Initial Term, JobDirect.com shall have a period of [**]

** Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission in which it may give notice to Snowball of its desire to renew this Agreement on new terms to be mutually agreed between the parties. In the event that during that [**] notice period, JobDirect.com provides such notice, Snowball will enter into good faith negotiations with JobDirect.com in an effort to reach agreement on renewal terms, and for [**] after receipt of such notice, Snowball will not negotiate with any other providers of career placement and job search/listings to replace JobDirect upon termination of this Agreement. If during the [**] notice period JobDirect.com does not provide notice of its desire to renew, or if within the [**] negotiation period the parties are unable to reach agreement on the renewal terms, Snowball's rights to negotiate with other such providers will not be limited by this Agreement.

     9.2  Termination.  Upon written notice no fewer than [**] prior to the end
          -----------
of the [**] after the Launch Date, JobDirect.com may terminate this Agreement on the last day of the [**] after the Launch Date at their sole discretion with no further obligation to pay any fees other than those already due and payable before the termination date. If by the end of the [**] after the later of the Launch Date or the first date on which JobDirect.com obtains and implements the technical capability to receive dual registration data from Snowball's registration protocol, no more than [**] Registrants (as defined in Section 2.1(c)) have "registered with" JobDirect.com, as that term is defined in Section
5.4 of this Agreement, then JobDirect.com may terminate and, at JobDirect.com's request (whether or not JobDirect.com so terminates), Snowball will continue to deliver the monthly impressions specified in Section 2.4 and the registration programs described in Sections 2.1 and 2.2 for a period of [**] after the [**] of the Launch Date or until the [**] new Registrants are delivered, whichever occurs first, for no additional fee or cost to JobDirect.com. Section 1, "Exclusivity," will not apply during that additional [**] period.

    9.3  Effect of Termination.  Except as set forth in the preceding Section,
         ---------------------
JobDirect.com's payment obligations hereunder, as well as the provisions of this Section and the following Sections will survive any termination of this
Agreement: Section 2.4(g) (remedy for insufficient impressions), Section 6 (Compensation), Section 6.5 (Ownership), Section 7 (Confidential Information),
Section 8 (User Data), Section 10 (Limitation of Liability), Section 11 (Indemnification) and Section 12 (General).

10.  Limitation of Liability.  EXCEPT WITH RESPECT TO ITS OBLIGATIONS UNDER
     -----------------------
SECTION 7 AND SECTION 8, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OR REVENUE, PROFITS, OR DATA, ARISING IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.  Indemnification.
     ---------------

     11.1 Snowball Obligations.  Snowball.com hereby agrees to defend, indemnify
          --------------------
and hold harmless JobDirect.com, and its directors, officers and employees, against any and all claims, actions, losses, damages, costs, and expenses (including reasonable attorneys' fees, "Losses") arising out of or based on any claim related to any Snowball Marks, the Snowball Networks or Snowball's performance of its obligations herein other than those claims described in
Section 11.2 below. Snowball's obligations under this section are hereby expressly conditioned on the following: (1) JobDirect.com provides Snowball.com with prompt notice of any such claim; (2) JobDirect.com

** Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission and (2) JobDirect.com provides Snowball with any information or assistance requested by Snowball, at Snowball's expense.

     11.2 JobDirect.com's Obligations. JobDirect.com hereby agrees to defend,
          ---------------------------
indemnify and hold harmless Snowball, and its directors, officers and employees, against any and all Losses arising out of or based on any claim related to
(1) the JobDirect.com Site and any products or services provided by JobDirect.com (or omissions) with respect to any customer, or (2) any content, information or other materials provided to Snowball under this Agreement. JobDirect.com's obligations under this section are hereby expressly conditioned on the following: (1) Snowball provides JobDirect.com with prompt notice of any such claim; (2) Snowball permits JobDirect.com to assume and control the defense of such action, with counsel chosen by JobDirect.com (who will be reasonably acceptable to Snowball); and (3) Snowball provides JobDirect.com with any information or assistance requested by JobDirect.com, at JobDirect.com's expense.

12.  General.
     -------

     12.1 Waivers/Modifications.  Any waiver modification or amendment to any
          ---------------------
provision of this Agreement will be effective only if in writing and executed by both parties. The waiver by either party of any default or breach of this Agreement will not constitute a waiver of any other or subsequent default or breach.

     12.2 Notices.  All notices required to be given under this Agreement will
          -------
be deemed given when delivered personally or sent by confirmed facsimile or U.S. certified mail, return receipt requested, to the address shown in the preamble above, or as may otherwise be specified by either party to the other in writing.

     12.3 Severability.  If any provision of this Agreement is found illegal or
          ------------
unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the other provisions of this Agreement will remain in full force and effect.

     12.4 Governing Law.  This Agreement will be governed by and construed in
          -------------
accordance with the laws of the State of California applicable to agreements entered into, and to be performed entirely, within California between California residents.

     12.5 No Partnership.  The relationship of the parties hereto is solely that
          --------------
of independent contractors, and not partners, joint venturers or agents.
Neither party has any authority to bind the other in connection with this Agreement.

     12.6 Entire Agreement.  This Agreement, including any exhibits attached
          ----------------
hereto, is the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous agreements regarding such subject matter. The parties agree that the letter of intent, dated as of January 5, 2000, between the parties is hereby terminated and replaced in its entirety by this Agreement.

     12.7 Force Majeure.  Neither party will be liable to the other party as a
          -------------
result of its failure to perform any obligation or duty under this Agreement, other than the obligation to pay money, to the extent that such failure is cause by flood, war, riot, civil insurrection, labor or material shortages, failure of contractors to perform their obligations, or other events that are not reasonably foreseeable or are beyond the reasonable control of the party.

     12.8 No Assignment.  Neither party may assign this Agreement without the
          -------------
other party's written consent except in the event of a reorganization, merger, consolidation or sale of all or substantially all of its assets related to this Agreement. Such consent will not be unreasonably withheld. Any assignment in violation of this section will be null and void.

     12.9 Consolidated URL Listing. JobDirect.com hereby grants Snowball
          ------------------------
permission to include all of the URLs related to the pages served on the Career Center through the Snowball Networks together with other Snowball-related URLs in a consolidated listing assembled by third-party measurement companies, including but not limited to Media Metrix, NetRatings or another similar measuring service selected by Snowball; provided that Snowball provide JobDirect.com with all results, compilations, analyses, data and reports provided by such third-party in a reasonable time after receipt thereof. JobDirect.com agrees that the rights granted under this section are exclusive to Snowball and that JobDirect.com will not grant the same or similar rights to any other party. Nothing contained in this Section shall limit JobDirect.com's right to collect or analyze such data or to hire a third-party to collect or analyze such data on JobDirect.com's behalf.

     12.10 Calculation of Periods.  With respect to the determination of any
           ----------------------
month, six month, twelve month, year or other period set forth herein and the determination of the date of any event to occur at the end of any such period, the anniversary of the Effective Date shall be used to determine the end of such period. (For example, if the Effective Date is the 15th of the month, then the end of a six-month period beginning on the Effective Date shall be the 15th of the sixth month following the Effective Date.)

In Witness Whereof, the parties have entered into this Agreement as of the Effective Date.


JobDirect.com, Inc.                Snowball.com, inc.



By:  /s/ Kevin E. Gage             By:  /s/ James R. Tolonen
   _________________________          ________________________

Name:    Kevin E. Gage             Name:    James R. Tolonen
     _______________________            ______________________

Title: Chairman and CEO            Title:   COO/CFO
      ______________________             _____________________

                                  Schedule A
                                  ----------

                                     [**]


**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT A

                           NEW REGISTRANT BOUNTY FEE

Unless this Agreement has been terminated in accordance with its terms, at the end of [**] after the Launch Date, JobDirect.com will pay Snowball a new registrant bounty fee for each Qualified Registrant (as defined below) over the Benchmark for that period (as defined below). A Qualified Registrant will be any person who "registers with" JobDirect.com (as that term is defined in Section
5.4 of this Agreement) who has reached the age of twenty years or older.

The Benchmark for the first [**] period after the Launch Date will be [**] new Qualified Registrants. In the event that, pursuant to the above calculation, the number of new Qualified Registrants exceeds the Benchmark in the first [**] after the Launch Date, the new registrant bounty fee will be as follows for each Qualified Registrant:

First [**]

      [**]    [**]
      [**]    [**] (20+ years of age) for such number in excess of [**]
      [**]    [**] (20+ years of age) for such number in excess of [**]
      [**]    [**] (20+ years of age) for such number in excess of [**].

The Benchmark for the second [**] period after Launch Date will be [**] new Qualified Registrants (such amount to include only those Qualified Registrants delivered in such second [**] period and shall not include any Qualified Registrants delivered prior to such period). In the event that, pursuant to the above calculation, the number of new Qualified Registrants exceeds the Benchmark for the second [**] after the Launch Date, the new registrant bounty fee will be as follows for each Qualified Registrant:

Second [**]

       [**]    [**]
       [**]    [**] (20+ years of age) for such number in excess of [**]
       [**]    [**] (20+ years of age) for such number in excess of [**]
       [**]    [**] (20+ years of age) for such number in excess of [**].


**Confidential treatment has been requested with respect to the information contained within "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

                                  Schedule B

                                 PAYMENT TERMS

JobDirect.com will pay Snowball a total participation fee of [**]. The participation fee will be payable in [**] installments, due and payable as set forth below:

The parties acknowledge and agree that each date set forth below reflects a Launch Date of March 1, 2000. In the event that the Launch Date is delayed for any reason whatsoever, then each date set forth below shall similarly be extended by such period of delay.


                                     [**]


**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.